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                                                                   EXHIBIT 99(a)
                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE


JPMorgan Chase Bank                          JPMorgan Chase Bank
One Bank One Plaza, Suite 0126               4 New York Plaza, 6th Floor
Chicago, IL  60670                           New York, NY 10004
Attn: Corporate Trust Administration         ATTN: ABS Administration
Phone: (312) 407-0192                        Phone: (212) 623-5437
Fax:   (312) 407-1708                        Fax:   (212) 623-5933

Key Bank USA, National Association           AMBAC Financial Group Inc.
800 Superior Ave, 4th Floor                  One State Street Plaza
Cleveland, OH 44114                          New York, NY, 10004
ATTN:  President, KER                        ATTN: Surveillance; CAP Securities
Phone: (216) 828-4293                        Phone: (212) 208-3177
Fax:   (216) 828-9301                        Fax:   (212) 363-1459


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, KeyBank USA, National Association as Master Servicer and Administrator, KeyCorp Student Loan Trust 2002-A Trust, as Issuer, JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2002 (the "Agreement"), the undersigned hereby certifies that
(i) a review of the activities of the Master Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.


                                    Key Bank USA, National Association,
                                    as Master Servicer

                                    by:    /S/ DARLENE H. DIMITRIJEVS
                                       -------------------------------------
Date: February 19, 2004             Name:  Darlene H. Dimitrijevs
                                    Title: Senior Vice President


                                    by:    /S/ DEBRA S. FRONIUS
                                       -------------------------------------
                                    Name:  Debra S. Fronius
                                    Title: Vice President